INDEPENDENT BANKSHARES, INC.                                       EXHIBIT 12.1
RATIO OF EARNINGS TO FIXED CHARGES


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
                                             SIX-MONTH PERIOD          SIX-
                                            ENDED JUNE 30, 1998       MONTHS
                                          -----------------------      ENDED
                                                          PRO        06/30/97
                                            ACTUAL       FORMA        ACTUAL
                                          ------------------------------------
                                                    (In thousands)
                                          ------------------------------------
Fixed Charges:
  Interest expense - borrowings           $        1   $        1   $       35
  Implicit interest - leases                      20           20           10
  Distributions of Trust Preferred
    Securities                                     0          432            0
                                          ------------------------------------

      Fixed charges excluding interest
        expense on deposits (A)                   21          453           45
  Interest expense - deposits                  4,286        5,601        4,214

                                          ------------------------------------


      Total Fixed Charges (B)             $    4,307   $    6,054   $    4,259
                                          ====================================

Earnings:
  Income before federal income taxes
    and cumulative effect of
    accounting change                     $    1,537   $    1,841   $    1,592
  Interest expense - borrowings                    1            1           35
  Implicit interest - leases                      20           20           10
                                          ------------------------------------

    Earnings before interest expense on
      borrowings and implicit interest
      on leases (C)                            1,558        1,862        1,637
   Interest expense - deposits                 4,286        5,601        4,214
                                          ------------------------------------

      Earnings Before Fixed Charges (D)   $    5,844   $    7,463   $    5,851
                                          ====================================

Ratio of Earnings to Fixed Charges:
   Excluding interest on deposits
       (C)/(A)                                 74.19         4.11        36.38
                                          ====================================

Including interest on deposits (D)/(B)          1.36         1.23         1.37
                                          ====================================

                                                YEAR ENDED                            YEAR ENDED DECEMBER 31,
                                             DECEMBER 31, 1997
                                          ---------------------------------------------------------------------------
                                                          PRO          1996         1995         1994         1993
                                            ACTUAL       FORMA        ACTUAL       ACTUAL       ACTUAL       ACTUAL
                                          ---------------------------------------------------------------------------
                                                                        (In thousands)
                                          ---------------------------------------------------------------------------

Fixed Charges:
  Interest expense - borrowings           $       59   $       59   $       59   $      108   $       88   $      104
  Implicit interest - leases                      22           22           20           20           20           17
  Distributions of Trust Preferred
    Securities                                     0          863            0            0            0            0
                                          ---------------------------------------------------------------------------

      Fixed charges excluding interest
        expense on deposits (A)                   81          944           79          128          108          121
  Interest expense - deposits                  8,600       11,215        6,382        5,201        3,364        3,072
                                          ---------------------------------------------------------------------------


      Total Fixed Charges (B)             $    8,681   $   12,159   $    6,461   $    5,329   $    3,472   $    3,193
                                          ===========================================================================

Earnings:
  Income before federal income taxes
    and cumulative effect of
    accounting change                     $    3,087   $    3,732   $    2,175   $    1,714   $      677   $    1,553
  Interest expense - borrowings                   59           59           59          108           88          104
  Implicit interest - leases                      22           22           20           20           20           17
                                          ---------------------------------------------------------------------------

    Earnings before interest expense on
      borrowings and implicit interest
      on leases (C)                            3,168        3,813        2,254        1,842          785        1,674
   Interest expense - deposits                 8,600       11,215        6,382        5,201        3,364        3,072
                                          ---------------------------------------------------------------------------

      Earnings Before Fixed Charges (D)   $   11,768   $   15,028   $    8,636   $    7,043   $    4,149   $    4,746
                                          ===========================================================================

Ratio of Earnings to Fixed Charges:
   Excluding interest on deposits
       (C)/(A)                                 39.11         4.04        28.53        14.39         7.27        13.83
                                          ===========================================================================

Including interest on deposits (D)/(B)          1.36         1.24         1.34         1.32         1.19         1.49
                                          ===========================================================================
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